Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Grist Mill Company of our report dated July 9, 1997, included in the 1997 Annual Report to Shareholders of Grist Mill Company.

Our audits also included the financial statement schedule of Grist Mill Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Numbers 33-17317 and 333-11107 on Form S-8 of our report dated July 9, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Grist Mill Company.



Minneapolis, Minnesota
August 26, 1997